Exhibit 99.1

March 31, 2010

NEWS RELEASE

US GOLD ANNOUNCES 26% INCREASE IN MEASURED AND INDICATED RESOURCES

AT ITS GOLD BAR PROJECT, NEVADA

Toronto, Ontario (March 31st, 2010) - US GOLD CORPORATION (NYSE.A:UXG - TSX: UXG) is pleased to announce an improvement in the estimated mineral resource for its 100% owned Gold Bar Project in Nevada. Measured and Indicated (M&I) resources increased 26%to 974,875 oz gold within 36.9 million tons of material with an average grade of 0.026 ounces gold per ton (opt) [0.905 grams gold per tonne (gpt)], from 772,600 oz gold within 25.1 million tons of material with an average grade of 0.031 opt (1.053 gpt). The change represents both the upgrade of mineralization from the Inferred category to M&I, and the variation resulting from new drill information and detailed re-modeling. US Gold’s current estimate incorporates over 100 new holes drilled in 2009 at the Gold Bar Project. The resource was prepared in accordance with the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards pursuant to National Instrument 43-101 (“NI 43-101”) by Telesto Nevada Inc. of Reno, Nevada.

Table 1 - Gold Bar Project Resources (Imperial Units)

	March 2010 New Estimate(1)				May 2009 Estimate(2)				Change 2009-2010
Resource Category	Cutoff Grade (opt)	Tonnage (MM tons)	Gold Ounces	Avg. Grade (opt)	Cutoff Grade (opt)	Tonnage (MM tons)	Gold Ounces	Avg. Grade (opt)	Tonnage (MM tons)	Gold Ounces	Gold Ounces %
Gold Pick/Ridge
Measured	0.012	31.2	850,127	0.027	0.012	17.9	616,600	0.034	—	—	—
Indicated	0.012	2.1	33,348	0.016	0.012	3.5	64,600	0.018	—	—	—
Measured + Indicated	0.012	33.3	883,475	0.027	0.012	21.5	681,200	0.032	11.8	202,275	30%
Inferred	0.012	1.2	18,929	0.016	0.012	8.7	186,000	0.021	-7.5	-167,071	-90%

Cabin Creek
Indicated	0.012	3.2	76,700	0.024	0.012	3.2	76,700	0.024	—	—	—
Inferred	0.012	0.1	940	0.015	0.012	0.1	940	0.015	—	—	—

Hunter
Indicated	0.012	0.5	14,700	0.031	0.012	0.5	14,700	0.031	—	—	—
Inferred	0.012	0.1	2,000	0.015	0.012	0.1	2,000	0.015	—	—	—

TOTAL
Measured	0.012	31.2	850,127	0.027	0.012	17.9	616,600	0.034	—	—	—
Indicated	0.012	5.7	124,748	0.022	0.012	7.2	156,000	0.022	—	—	—
Measured + Indicated	0.012	36.9	974,875	0.026	0.012	25.1	772,600	0.031	11.8	202,275	26%
Inferred	0.012	1.4	21,869	0.016	0.012	8.9	188,940	0.021	-7.5	-167,071	-88%

Table 2 - Gold Bar Project Resources (Metric Units)

	March 2010 New Estimate(1)				May 2009 Estimate(2)				Change 2009-2010
Resource Category	Cutoff Grade (gpt)	Tonnage (MM tonnes)	Gold Grams (000s)	Avg. Grade (gpt)	Cutoff Grade (gpt)	Tonnage (MM tonnes)	Gold Grams (000s)	Avg. Grade (gpt)	Tonnage (MM tonnes)	Gold Grams (000s)	Gold Grams as %
Gold Pick/Ridge
Measured	0.411	28.3	26,422	0.935	0.411	16.3	19,144	1.176	—	—	—
Indicated	0.411	1.9	1,037	0.544	0.411	3.2	2,003	0.624	—	—	—
Measured + Indicated	0.411	30.2	27,459	0.901	0.411	19.5	21,147	1.085	10.7	6,312	30%
Inferred	0.411	1.1	588	0.540	0.411	7.9	5,782	0.734	-6.8	-5,194	-90%

Cabin Creek
Indicated	0.411	2.9	2,387	0.829	0.411	2.9	2,387	0.829	—	—	—
Inferred	0.411	0.1	29	0.511	0.411	0.1	29	0.511	—	—	—

Hunter
Indicated	0.411	0.4	456	1.079	0.411	0.4	456	1.079	—	—	—
Inferred	0.411	0.1	63	0.521	0.411	0.1	63	0.521	—	—	—

TOTAL
Measured	0.411	28.3	26,422	0.935	0.411	16.3	19,144	1.176	—	—	—
Indicated	0.411	5.2	3,880	0.745	0.411	6.5	4,846	0.743	—	—	—
Measured + Indicated	0.411	33.5	30,302	0.905	0.411	22.8	23,990	1.053	10.7	6,312	26%
Inferred	0.411	1.3	680	0.537	0.411	8.1	5,874	0.729	-6.8	-5,194	-88%

(1)       A NI 43-101 compliant technical report containing the “March 2010 New Estimate” will be filed on SEDAR and posted on US Gold’s website (www.usgold.com) within 45 days. The resource estimate with an effective date of March 31, 2010 was completed by Jonathan M. Brown, CPG, MBA, (Telesto Nevada Inc.) a “Qualified Person” and “Independent” of US Gold within the meaning of NI 43-101.  The resource model was created using MicroModel mining software, with the Cutoff grade of 0.012 opt Au (0.411 gpt) as selected by Telesto Nevada Inc. The total number of drill holes used in the March 2010 New Estimate numbers over 1764. Figures may not add due to rounding.

(2)       For further information about the Gold Bar Project, including details of the “May 2009 Estimate”, please refer to the NI 43-101 compliant technical report entitled “NI 43-101 Technical Report for the Gold Pick Project, Expanded to Include the Cabin Creek and Hunter Resources, Eureka County, Nevada” prepared for US Gold Corporation, dated and with an effective date of May 5, 2009, by Jonathan M. Brown CPG, MBA, (Telesto Nevada Inc.) a “Qualified Person” and “Independent” of US Gold Corporation within the meaning of NI 43-101. This report is available on SEDAR (www.sedar.com) and on the US Gold website (www.usgold.com). The resource model was created using MicroModel mining software, with the Cutoff grade of 0.012 opt Au (0.411 gpt) as selected by Telesto Nevada Inc. The total number of drill holes used in the May 2009 Estimatewas 1647. Figures may not add due to rounding.

PRELIMINARY ECONOMIC ASSESSMENT

US Gold and Telesto are currently finalizing the Preliminary Economic Assessment (“PEA”) for the Gold Bar Project, and anticipate completion no later that April 16th, 2010. The PEA estimates the quantity of economically mineable gold, the costs to develop the project, and the financial returns associated with production. A news release announcing the publication of the PEA will be issued in conjunction with its filing on SEDAR (www.sedar.com) and on the US Gold website (www.usgold.com).

IN ADDITION, NEW RESOURCE ESTIMATE AT

NEW PASS PROJECT, NEVADA

US Gold is also pleased to announce details of a new resource estimate for its New Pass Project (50% owned) in Nevada. The new estimate was completed to incorporate approximately 60 new drill holes completed in 2007-2008.The current resource was prepared in accordance with the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards pursuant to NI 43-101 by Telesto Nevada Inc. of Reno, Nevada. The following resources are reported on a 100% basis, US Gold’s interest is 50%.

Table 3 - New Pass Gold/Silver Resources(3)

	Imperial			Metric
Resource Category GOLD	Tonnage (MM tons)	Gold Ounces	Avg. Grade (opt)	Tonnage (MM tonnes)	Gold Grams (000s)	Avg. Grade (gpt)
Measured	11.0	311,000	0.028	9.9	9,677	0.972
Indicated	0.2	2,900	0.017	0.2	90	0.590
Measured + Indicated	11.1	313,900	0.028	10.1	9,767	0.966

Resource Category SILVER	Tonnage (MM tons)	SIlver Ounces	Avg. Grade (opt)	Tonnage (MM tonnes)	Silver Grams (000s)	Avg. Grade (gpt)
Measured	5.5	1,319,500	0.240	9.9	82,096	8.250
Indicated	0.1	6,700	0.080	0.2	418	2.730
Measured + Indicated	5.6	1,326,200	0.240	10.1	82,514	8.160

(3)          For further information about the New Pass Project, please refer to the NI 43-101 compliant technical report entitled “NI 43-101 TECHNICAL REPORT FOR THE NEWPASS PROJECT, CHURCHILL COUNTY, NEVADA” (the “New Pass Report”) prepared for US Gold Corporation with an effective date ofDecember 23, 2009, by Jonathan M. Brown CPG, MBA, (Telesto Nevada Inc.), a “Qualified Person” and “Independent” of US Gold Corporation within the meaning of NI 43-101. This report will be filed by April 1, 2010 on SEDAR (www.sedar.com) and on the US Gold website (www.usgold.com).The resource model was created using MicroModel mining software, with the Cutoff grade of 0.012 opt Au (0.411 gpt) as selected by Telesto Nevada Inc. The total number of drill holes used in the New Pass Reportwas 263. Figures may not add due to rounding.

The New Pass Project, which encompasses approximately 3.5 square miles of mineral rights, is located on the western flank of the New Pass Range in Churchill County, Nevada. The project is currently subject to an option agreement between a US Gold subsidiary and Bonaventure Enterprises Inc. Should the option be exercised, a 50-50 joint venture company will be created, with Bonaventure as operator. Mineralization at New Pass is sediment-hosted with disseminated gold and silver contained in both sulphides and oxides, similar to Carlin-type deposits.

ABOUT US GOLD

US Gold Corporation is a Colorado incorporated gold and silver exploration company with a strong treasury, no debt and two significant land holdings, one in Nevada next to Barrick Gold’s multi-million ounce Cortez project, and the other in Mexico where an exciting high-grade silver discovery has been made. US Gold’s goal is to qualify for inclusion in the S&P 500 within 5 years. US Gold’s shares trade on the NYSE Amex and the Toronto Stock Exchange under the symbol UXG. US Gold has good market liquidity, trading 1.1 million shares daily, and is included in S&P/TSX and Russell indices.

QUALIFIED PERSON

This news release has been prepared, reviewed and approved by Steve Brown, US Gold’s Chief Geologist and full-time employee of the company, who is a Qualified Person as defined by NI 43-101, with the ability and authority to verify the authenticity and validity of this data. The resource estimations of the Gold Bar Project and New Pass Report have been prepared by Jonathan Brown, a Qualified Person as defined by NI 43-101, of Telesto Nevada Inc., an independent geological consulting firm based in Reno, Nevada.

FORWARD LOOKING STATEMENTS

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

CAUTIONARY STATEMENTS FOR U.S. INVESTORS

The resource estimates contained in this press release have been prepared in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, US Gold reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

Canadian regulations permit the disclosure of resources in terms of “contained ounces”; however, the SEC only permits issuers to report “mineralized material” in tonnage and grade without reference to contained ounces. Under U.S. regulations the tonnage and grade described herein under the “measured” and “indicated” categories would be characterized as mineralized material. The disclosure herein is being made by US Gold to provide a means of comparing its project to those of other companies in the mining industry, many of which are Canadian and report pursuant to NI 43-101, and to comply with applicable disclosure requirements.

For further information contact:

Stefan M. Spears	Mailing Address
Vice President, Projects	99 George Street, 3rd Floor
Tel: (647) 258-0395	Toronto, ON M5A 2N4
Toll Free: (866) 441-0690	E-mail: info@usgold.com
Fax: (647) 258-0408